UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                         APRIL 19, 2007 (APRIL 17, 2007)
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                         COMPETITIVE TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                                    --------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                  1-8696                         36-2664428
                  ------                         ----------
          (COMMISSION FILE NUMBER)     (IRS EMPLOYER IDENTIFICATION NO.)


           777 COMMERCE DRIVE, SUITE 100, FAIRFIELD, CONNECTICUT 06825
           -----------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                                 (203) 368-6044
                                 --------------
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01.   Entry  into  A  Material  Definitive  Agreement

Effective April 17, 2007 the Registrant entered into the definitive Stock Purchase Agreement (the "Stock Purchase Agremeent") and Exclusive Marketing Agreement (the "Marketing Agreement") among the Registrant, Betty Rios Valencia and Agrofrut E.U. (the "Terms Sheet"). Pursuant to the Stock Purchase Agreement, the Registrant agreed to make a strategic investment of $750,000 for 5% ownership of Agrofrut, with the right to exchange Registrant common stock to acquire up to 100% of Agrofrut's remaining shares within 180 days. The number of Registrant Common Shares that would be delivered at Closing for 100% of Agrofrut will be determined by multiplying an independent valuation (subject to both an appropriate discount factor based on Agrofrut's stage of business development and on approval by the Registrant's Board of Directors) by .95 and dividing the result by the 110% of the 180-day weighted average price of CTT shares, for the period 90 days before the date of the Term Sheet and the period 90 days beginning on the date of the Term Sheet, as determined by the closing price and trading volume shown on the Consolidated Tape of the American Stock Exchange for each trading day in the 180-day period. The shares would be issuable as restricted shares.

Pursuant to the Marketing Agreement, for a period of 180 days from the date of the Agreement the registrant has the right to an exclusive "first-refusal" basis to exploit marketing rights worldwide for all Agrofrut products. In lieu of royalties or other payments, during the arrangement Agrofrut and the Registrant will engage in a division of revenues so that Agrofrut will receive 60% of marketing and sales proceeds and the Registrant will receive 40% of marketing and sales proceeds. Agrofrut has also agreed to consult with the Registrant during the period with respect to Agrofrut's output slate for Agrofrut products and all key elements of the included products. The Registrant and Agrofrut will mutually agree upon a milestone schedule of tasks to be completed for the development, production, marketing and distribution of each product and the relevant requirements therefor. Agrofrut will provide the Registrant with free access to all marketing and advertising materials prepared in connection with each product release, and the Registrant is free to utilize such materials in marketing the products.

Ms. Rios Valencia, the principal shareholder of Agrofrut, is the spouse of Ben Marcovitch, a director of the Registrant. Mr. Marcovitch did not participate in or vote on approval of the Agreement.

Agrofrut's proprietary technology uses the biomass waste of pineapples, sugar cane, oranges, grapefruits and other agricultural products to produce high quality, low cost nutraceutical ingredients. Agrofrut's valuable extraction technology produces nutraceutical ingredients such as bromelain and xylitol among other important by-products, including ethanol and other alternative fuels. Upon execution of the definitive Stock Purchase Agreement and payment of the investment, the Registrant and Agrofrut will share revenue from the sale of products on a 40/60% basis respectively. The Registrant's investment will be utilized by Agrofrut to accelerate expansion of Agrofrut's extraction capacity.

Item  9.01  Financial  Statements  and  Exhibits
(c)  Exhibits.

10.2 Stock Purchase Agreement among Competitive Technologies, Inc., Betty Rios Valencia and Agrofrut E.U.

10.3 Exclusive Marketing Agreement among Competitive Technologies, Inc., Betty Rios Valencia and Agrofrut E.U.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         COMPETITIVE TECHNOLOGIES, INC.
                                  (Registrant)

Dated: April 19, 2007                                        By: /s/John B. Nano
                                                             -------------------
                                                                    John B. Nano
                                            Chairman and Chief Executive Officer